EXHIBIT 32.2


CERTIFICATION OF THE CHIEF FINANCIAL OFFICER


PURSUANT TO 18 U.S.C. 1350


Solely for the purposes of complying with 18 U.S.C. 1350, I, Charles M. Kluck, the undersigned Chief Financial Officer of Amstar Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Charles M. Kluck
------------------------
Charles M. Kluck

March 5, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.